Exhibit 1

JOINT FILING AGREEMENT

This joint filing agreement (this “Agreement”) is made and entered into as of this 14th day of February 2022, by and among VPC Impact Acquisition Holdings Sponsor II, LLC, Victory Park Management, LLC, Victory Park Capital Advisors, LLC, Victory Park Capital Advisors Management GP, LLC, Victory Park Capital Advisors GP, LLC and Richard Levy.

The parties to this Agreement hereby acknowledge and agree that the foregoing statement on Schedule 13G in respect of the Class A ordinary shares, par value $0.0001 per share, of VPC Impact Acquisition Holdings II is filed on behalf of each of the parties to this Agreement and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The parties to this Agreement acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

VPC IMPACT ACQUISITION HOLDINGS SPONSOR II, LLC

By:	Victory Park Management, LLC
Title:	Manager

By:	/s/ Scott Zemnick
Name: Scott Zemnick
Title: Authorized Signatory

VICTORY PARK MANAGEMENT, LLC

By:	/s/ Scott Zemnick
Name:	Scott Zemnick
Title:	Authorized Signatory

VICTORY PARK CAPITAL ADVISORS, LLC

By:	/s/ Scott Zemnick
Name:	Scott Zemnick
Title:	Authorized Signatory

VICTORY PARK CAPITAL ADVISORS MANAGEMENT GP, LLC

By:	/s/ Scott Zemnick
Name:	Scott Zemnick
Title:	Authorized Signatory

VICTORY PARK CAPITAL ADVISORS GP, LLC

By:	/s/ Scott Zemnick
Name:	Scott Zemnick
Title:	Authorized Signatory

RICHARD LEVY

/s/ Richard Levy
Richard Levy

[Signature Page to Joint Filing Agreement]